Exhibit 10.32

AMERICAN SPECTRUM REALTY, INC.
1800 EAST DEERE AVENUE
SANTA ANA, CA 92705

October 15, 2001

Pasadena Autumn Ridge LP

c/o CGS Real Estate Company, Inc.

1800 East Deere Avenue

Santa Ana, California 92705

                Re:          Agreement and Plan of Merger Between
                                American Spectrum Realty, Inc. and
                                Pasadena Autumn Ridge LP

Gentlemen:

The following sets forth our agreement with respect to the Amendment of the Agreement and Plan of Merger (the “Agreement”) dated August 6, 2000.

In accordance with the Agreement, Pasadena Autumn Ridge LP (“Pasadena”) was to be merged with and into American Spectrum Realty, Inc. or American Spectrum Realty Operating Partnership, L.P. (the “Operating Partnership”).  The parties have determined that it would be in the best interests of the parties if, instead of a merger, American Spectrum Realty, Inc. acquired all of the limited partnership interests of Pasadena Autumn Ridge LP, from the limited partner CGS Real Estate Company, Inc. (“CGS”), and that the general partner, S-P Properties, Inc. assign its interest to American Spectrum Holdings (Pasadena), LLC, which is a wholly-owned subsidiary of the Operating Partnership.  Accordingly, the parties have agreed to amend the Agreement as follows:

1.             CGS, the limited partner of Pasadena, will assign all of its right, title and interest in and to all of the limited partner interests in Pasadena to the Operating Partnership.  CGS represents that it owns all of the limited partner interests in Pasadena free and clear of all liens, claims and encumbrances and have full power and authority to execute and deliver this agreement and perform its obligations hereunder.  S-P Properties, Inc., the general partner, will assign all of its right, title and interest in Pasadena to American Spectrum Holdings (Pasadena), LLC.  S-P Properties, Inc. represents that it owns its interest in Pasadena free and clear from all liens, claims and encumbrances and has full power and authority to execute and deliver this agreement and perform its obligations hereunder.

2.             The closing of the transfer (“Transfer”), pursuant to the Agreement, shall take place simultaneously with the Closing of the Consolidation, as defined in the Agreement.

3.             At the closing, CGS shall deliver to the Operating Partnership an assignment, assigning all of its right, title and interest in and to the limited partnership interests in Pasadena to the Operating Partnership.  S-P Properties, Inc. shall deliver to American Spectrum Holdings (Pasadena), LLC, an assignment, assigning all of its right, title and interest in and to the general partnership interest in Pasadena to American Spectrum  Holdings (Pasadena), LLC.

4.             At the closing, the Operating Partnership shall deliver to CGS and S-P Properties pro rata, in accordance with their percentage ownership of partnership interests, certificates certifying that they are the owners of 89,295 Operating Partnership Units in the Operating Partnership, representing the Exchange Value (as defined in the final Prospectus/Consent Solicitation Statement) of Pasadena of $1,339,437 divided by $15.

5.             The partners and the Operating Partnership shall execute a signature page to the Operating Partnership Agreement admitting them as partners in the Operating Partnership.

6.             The limited partner and the Operating Partnership shall execute all other instruments which may be necessary or desirable to reflect the admission of CGS as a partner in the Operating Partnership and to reflect the admission of the Operating Partnership as the sole limited partner of Pasadena.  The general partner and the Operating Partnership shall execute all other instruments which may be necessary or desirable to reflect the admission of the general partner as a partner in the Operating Partnership and to reflect the admission of American Spectrum Holdings (Pasadena), LLC as the sole general partner of Pasadena.

7.             Except as modified hereby, the Agreement shall remain in full force and effect.  All defined terms used herein and not otherwise defined shall have the meaning set forth in the Agreement.

8.             All parties need not execute the same copy of this agreement.  This agreement may be executed in one or more counterparts and all such counterparts, taken together, shall constitute one instrument, and be effective as if all signatures were contained on one page.

Please confirm your acceptance of and agreement with the foregoing by executing a copy of this letter in the space provided below.

AMERICAN SPECTRUM REALTY
OPERATING PARTNERSHIP, L.P.

BY:	AMERICAN SPECTRUM REALTY, INC.

By:

Accepted and Agreed to as of

this 15th Day of October, 2001

CGS REAL ESTATE COMPANY, INC.

By:

S-P PROPERTIES, INC.

By:

AMERICAN SPECTRUM HOLDINGS (PASADENA), LLC

By:

PASADENA AUTUMN RIDGE LP

By:

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